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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2) [ ]

                            -------------------------


                                  SUNTRUST BANK
               (Exact Name of Trustee as specified in its charter)

               GEORGIA                                  58-0466330
    (State of incorporation if not a         (I.R.S. Employer Identification
             national bank)                                Number)

         303 PEACHTREE STREET                              30303
              30TH FLOOR                                 (Zip code)
          ATLANTA, GEORGIA
(Address of principal executive offices)

                                  JACK ELLERIN
                                  SUNTRUST BANK
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                 (404) 588-7296
            (Name, address and telephone number of agent for service)

                            -------------------------

                                AGCO CORPORATION
               (Exact name of obligor as specified in its charter)

                   DELAWARE                                  58-1960019]
(State of incorporation or other jurisdiction)   (I.R.S. Employer Identification
                                                               Number)

           4205 RIVER GREEN PARKWAY                            30096
                DULUTH, GEORGIA                             (Zip code)
   (Address of principal executive offices)

                          -----------------------------

                          9 1/2% SENIOR NOTES DUE 2008
                         (Title of Indenture Securities)


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


                         TABLE OF ADDITIONAL REGISTRANTS


         The following domestic subsidiaries of AGCO Corporation are guarantors of the new notes and are co-registrants:

                                                                                                      PRIMARY STANDARD
                                                                              I.R.S. EMPLOYER             INDUSTRY
    NAME OF ADDITIONAL REGISTRANT                 STATE OF INCORPORATION      IDENTIFICATION        CLASSIFICATION CODE
-------------------------------------                 OF ORGANIZATION             NUMBER                  NUMBER
                                                  ----------------------      ---------------       -------------------

Ag-Chem Equipment Canada, Ltd.                           Minnesota               41-1904930                  3523
Ag-Chem Equipment Co., Inc.                              Delaware                41-1999471                  3523
Ag-Chem Equipment International, Inc.                    Minnesota               66-0414993                  3523
Ag-Chem Manufacturing Co., Inc.                          Minnesota               41-1389426                  3523
Ag-Chem Sales Co., Inc.                                  Minnesota               41-1891119                  3523
AGCO Ventures LLC                                        Delaware                58-2549363                  3523
Hay & Forage Industries                                  Kansas                  48-1157966                  3523
Hesston Ventures Corporation                             Kansas                  48-1038470                  3523
Lor*Al Products, Inc.                                    Minnesota               41-1703718                  3523

                            -------------------------

                              C/O AGCO CORPORATION
                            4205 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096

1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Department of Banking and Finance
                  State of Georgia
                  Atlanta, Georgia

                  Federal Reserve Bank of Atlanta
                  Atlanta, Georgia

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  The Board of Governors of the Federal Reserve System Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

2. Affiliations with the Obligor. The obligor is not an affiliate of the trustee.

3-12. No responses are included for Items 3 through 12. Responses to those items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not currently in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.      Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  There is not and has not been any default under this indenture.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  SunTrust Bank serves as trustee of the Obligor's $250 million 8 1/2% Senior Subordinated Notes due 2006 (the "2006 Notes"). In March 2001, the Obligor was issued a notice of default by SunTrust Bank of the 2006 Notes regarding the violation of a covenant restricting the payment of dividends during periods in 1999, 2000 and 2001 when an interest coverage ratio was not met. During those periods, the Obligor paid approximately $4.8 million in dividends based upon its interpretation that it did not need to meet the interest coverage ratio but, instead, an alternative total debt test. The Obligor subsequently received sufficient waivers from the holders of the 2006 Notes for any violations of the covenant that might have resulted from the dividend payments. In connection with the solicitation of waivers, the Obligor incurred costs of approximately $2.6 million, which were expensed in the first quarter of 2001. Currently, the Obligor is prohibited from paying dividends until such time as the interest coverage ratio in the indenture is met.

14-15. No responses are included for Items 14 and 15. Responses to those items are not required because, as provided in General Instruction (b) to
         Item 13, the obligor is not currently in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification. (Exhibits identified in parentheses, on file with the Commission, are incorporated herein by reference as exhibits hereto.)

         Exhibit 1. A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (incorporated by reference from Exhibit 1 to Form T-1, filed as Exhibit 25.1 to Registration Statement on Form S-3 (Registration No. 333-62338) filed by Rock-Tenn Company)

         Exhibit 2. A copy of the Certificate of Authority of the trustee to commence business. (Included in Exhibit 1)

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. (incorporated by reference from Exhibit 3 to Form T-1, filed as
                           Exhibit 25.1 to Registration Statement on Form S-3 (Registration No. 333-62338) filed by Rock-Tenn Company)

         Exhibit 4.        A copy of the Bylaws of the trustee as now in effect.
                           (incorporated by reference from Exhibit 4 to Form T-1, filed as Exhibit 25.1 to Registration Statement on Form S-3 (Registration No. 333-62338) filed by Rock-Tenn Company)

         Exhibit 5.        Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2001.

         Exhibit 8.        Not applicable.

         Exhibit 9.        Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 13th day of July, 2001.

                                             SUNTRUST BANK


                                             By:      /s/ Jack Ellerin
                                                      -----------------------
                                                      Jack Ellerin
                                                      Vice President

                                    EXHIBIT 6


                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                              SUNTRUST BANK


                                              By:      /s/ Jack Ellerin
                                                       ----------------------
                                                       Jack Ellerin
                                                       Vice President

                                    EXHIBIT 7



SUNTRUST BANK                                                        FFIEC 031
--------------------------                                           RC-1
Legal Title of Bank

ATLANTA
--------------------------
City

GA                   30302                                              11
--------------------------
State            Zip Code

FDIC Certificate Number - 00867

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                    Dollar Amounts in Thousands      RCFD        Bil   Mil      Thou
ASSETS
 1. Cash and balances due from depository institutions (From Schedule RC- A):
    a.Noninterest-bearing balances and currency and coin (1)-----------------------   0081        3,752,683        1.a
    b.Interest-bearing balances (2)------------------------------------------------   0071          253,289        1.b
 2. Securities:
    a.Held-to-maturity securities (from Schedule RC-B, column A)-------------------   1754                0        2.a
    b.Available-for-sale securities (from Schedule RC-B, column D)-----------------   1773       17,660,633        2.b
 3. Federal funds sold and securities purchased under agreements to resell---------   1350        2,339.417        3
 4. Loans and lease financing receivables (from Schedule RC-C):
    A.LOANS AND LEASES HELD FOR SALE-----------------------------------------------   5369        2,371.711        4.a
    B.LOANS AND LEASES, NET OF UNEARNED INCOME--------------      B528   70,147,551                                4.b
    c.LESS: Allowance for loan and lease losses-------------      3123      854,744                                4.c
    D.LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.B MINUS 4.C)--   B529       69,292,807        4.d
 5. Trading assets (from Schedule RC-D)--------------------------------------------   3545          566,751        5
 6. Premises and fixed assets (including capitalized leases)-----------------------   2145        1,297,516        6
 7. Other real estate owned (from Schedule RC-M)-----------------------------------   2150           34,863        7
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)-----------------------------------------------------------------   2130                0        8
 9. Customers' liability to this bank on acceptances outstanding-------------------   2155          103,607        9
10. Intangible assets--------------------------------------------------------------
    A.GOODWILL---------------------------------------------------------------------   3163          257,967        10.a
    B.OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)---------------------------------   0426          377,437        10.6
11. Other assets (from Schedule RC-F)----------------------------------------------   2160        2,134,204        11
12. Total assets (sum of items 1 through 11)---------------------------------------   2170      100,442,885        12

---------------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading

SUNTRUST BANK                                                          FFIEC 03
--------------------------------                                       RC-2
Legal Title of Bank

FDIC Certificate Number - 00867                                           12

SCHEDULE RC--CONTINUED

                                             Dollar Amounts in Thousands             Bil            Mil         Thou
LIABILITIES
13.  Deposits
   a.In domestic offices (sum of totals of columns A and C from schedule RC-E,        RCON
     part I)--------------------------------------------------------------------      2200       58,032,413        13.a
     (1)Noninterest-bearing (1)-------------------------------  6631    9,032,006                                  13.a.1
     (2)Interest-bearing--------------------------------------  6636   49,000,407                                  13.a.2
   b.In foreign offices, Edge and Agreement subsidiaries, and IBFs                    RCFN
     (from Schedule RC-E, part II)------------------------------------------------    2200        4,984,307        13.b
     (1)Noninterest-bearing-----------------------------------  6631            0                                  13.b.1
     (2)Interest-bearing--------------------------------------  6636    4,984,307     RCFD                         13.b.2
14.  Federal funds purchased and securities sold under agreements to repurchase--     2800       14,325,221        14
15.  Trading liabilities (from Schedule RC-D)-----------------------------------      3548                0        15
16.  OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONS
     UNDER CAPITALIZED LEASES) (FROM SCHEDULE RC-M):----------------------------      3190        9,862,320        16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding-------------------      2920          103,607        18
19.  Subordinated notes and debentures (2)--------------------------------------      3200        1,493,549        19
20.  Other liabilities (from Schedule RC-G)-------------------------------------      2930        2,712,568        20
21.  Total liabilities (sum of items 13 through 20)-----------------------------      2948       91,513,985        21
22.  MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES-----------------------------      3000          166,493        22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus------------------------------      3838                0        23
24.  Common stock---------------------------------------------------------------      3230           21,600        24
25.  Surplus (exclude all surplus related to preferred stock)-------------------      3839        2,516,538        25
26.  a. Retained earnings-------------------------------------------------------      3632        5,262,819        26.a
     B. ACCUMULATED OTHER COMPREHENSIVE INCOME(3)-------------------------------      B530          961,450        26.b
27.  OTHER EQUITY CAPITAL COMPONENTS (4)----------------------------------------      A130                0        27
28.  Total equity capital (sum of items 23 through 27)--------------------------      3210        8,762,407        28
29.  Total liabilities, minority interest, and equity capital (sum of items 21,
     22 and 28)-----------------------------------------------------------------      3300      100,442,885        29

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the statement below that best    RCFD             NUMBER
     describes the most comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date during 2000                6724                        2  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)

3 =  ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE EFFECTIVENESS OF THE
     BANK'S INTERNAL CONTROL OVER FINANCIAL REPORTING BY A CERTIFIED PUBLIC
     ACCOUNTING FIRM

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =  Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)      Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.